UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 25, 2013, Michael S. Jeffries, Chairman of the Board and Chief Executive Officer of Abercrombie & Fitch Co. (the “Company”), entered into a Rule 10b5-1 trading plan that was subsequently terminated prior to the sale of any shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”) covered thereby. On November 26, 2013, Mr. Jeffries entered into a Rule 10b5-1 trading plan (the "2014 Plan"), pursuant to which Mr. Jeffries currently intends to sell up to an aggregate of 200,000 shares of Common Stock that will be acquired upon the exercise of outstanding stock options and other shares that Mr. Jeffries beneficially owns. Assuming the conditions of the limit order in the 2014 Plan are met, some or all of such 200,000 shares may be sold during the period beginning on January 1, 2014 and ending on May 30, 2014, at which time the 2014 Plan will terminate. Mr. Jeffries will report transactions effected under the 2014 Plan through Rule 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.
Mr. Jeffries entered into the 2014 Plan for investment diversification. The 2014 Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: November 27, 2013	By: /s/ David S. Cupps
David S. Cupps
Senior Vice President, Senior Counsel and Secretary